Exhibit 10.2
                                                                    ------------


                              EMPLOYMENT AGREEMENT
                              --------------------


     THIS AGREEMENT (the "Agreement") to be effective as of the 12th day of June, 2001 (the "Effective Date"), between Omega Healthcare Investors, Inc. (the "Company"), and C. Taylor Pickett (the "Executive").

                                  INTRODUCTION
                                  ------------

     The Company and the Executive now desire to enter into this Agreement confirming the terms of the Executive's employment.

     NOW, THEREFORE, the parties agree as follows:

1.   Terms and Conditions of Employment.
     -----------------------------------

     (a) Employment. During the Term, Company will employ the Executive, and the Executive will serve as the Chief Executive Officer of the Company on a full-time basis and will have such responsibilities and authority as may from time to time be assigned to the Executive by the Board of Directors of the Company. The Executive will report to the Board of Directors of the Company. The Executive will also be permitted to attend all meetings of the Board of Directors and executive sessions thereof (except for portions of meetings or executive sessions involving discussions relating to the Executive's employment, including without limitation, his compensation and performance ("Executive's Employment Issues")) and shall be provided copies of all materials provided to the Board of Directors (except those relating to Executive's Employment Issues). The Board of Directors will use its commercially reasonable best efforts to cause the shareholders of the Company to approve amendments to the Company's Articles of Incorporation and Bylaws to increase the maximum number of directors of the Company; provided, however, that nothing herein shall obligate the Company to call a special meeting of stockholders to accomplish such amendments. If the shareholders approve such amendments, the Executive will be appointed to serve as a member of the Board of Directors of the Company if he is then serving as the Chief Executive Officer, and he shall so serve without additional compensation beyond that set forth in this Agreement, and shall continue to so serve for so long as he is thereafter elected to such position by the Company's stockholders. The Executive's primary office will be at the Company's headquarters in such geographic location within the United States as may be determined by the Company.

     (b) Exclusivity. Throughout the Executive's employment hereunder, the Executive shall devote substantially all of the Executive's time, energy and skill during regular business hours to the performance of the duties of the Executive's employment, shall faithfully and industriously perform such duties, and shall diligently follow and implement all management policies and decisions of the Company; provided, however, that this provision is not intended to prevent the Executive from managing his investments, so long as he gives his duties to the Company first priority and such investment activities do not interfere with his performance of duties for the Company. Notwithstanding the foregoing, other than with regard to the Executive's duties to the Company, the Executive will not accept any other employment during the Term, perform any consulting services during the Term, or serve on the board of directors or governing body of any other business, except with the prior written consent of the Board of Directors. Further, the Executive has disclosed on Exhibit A hereto, all of his healthcare related investments, and agrees during the Term not to make any investments during the term hereof except as a passive investor.

2.       Compensation.
         -------------

     (a) Base Salary. Beginning on the date of this Agreement, the Company shall pay the Executive base salary of $450,000 per annum, which base salary will be subject to review effective as of January 1, 2003, and at least annually thereafter, by the Company for possible increases. The base salary shall be payable in equal installments, no less frequently than bi-monthly, in accordance with the Company's regular payroll practices.

     (b) Bonus. The Executive shall be eligible for an annual bonus of up to 100% of the Executive's annual base salary ("Bonus"), which Bonus, if any, shall be payable as soon as feasible following the year the Bonus is earned. The Bonus criteria shall be determined in the discretion of the Compensation Committee of the Board of Directors of the Company and shall consist of such objective, subjective and personal performance goals as the Compensation Committee shall determine appropriate. The Bonus for the year ending December 31, 2001, may be prorated by the Compensation Committee for the partial year the Executive works in 2001. The Bonus for any calendar year will be earned and accrued for that year only if the Executive remains employed by the Company through the last day of the year.

     (c) Stock Option. As of the Effective Date, the Company shall grant the Executive stock options to purchase 800,000 shares of the common stock of the Company at an exercise price per share equal to the weighted average trading price of the Company's common stock as of the trading day immediately preceding the Effective Date. A portion of the options will be designated as an "incentive stock option" (within the meaning of Section 422 of the Internal Revenue Code) as of the date of grant as to the maximum number of shares permitted under
Section 422(d) of the Internal Revenue Code, based on the assumption, solely for purposes of determining such maximum number, that the Executive remains employed with the Company for four years from the date of grant and vests accordingly pursuant to the vesting schedule set forth in the form of incentive stock option agreement attached hereto as an Exhibit. The balance will be designated as a nonqualified stock option as of the date of grant. [Assuming an exercise price of $2.10 per share (approximate current trading price) and continuous employment through the ISO Vesting Schedule (defined below), under those assumptions, the portion of the options designated as incentive stock options as of the date of grant would be for 190,478 shares (i.e. 47,619 shares (or $100,000/$2.10) first vesting and exercisable in each of 2002, 2003, 2004, and 2005.) The "ISO Vesting Schedule shall mean (1) the portion of the option for a number of shares equal to $100,000 divided by the exercise price per share vesting on December 31, 2002, (2) the portion of the option for 50% of the shares minus the number of shares in clause (1), vesting after 2 years, and (3) the portion of the option for 25% of the shares vesting ratably each month in 2004, and (4) the portion of the option for the remaining 25% of the shares vesting ratably each month over the first six months in 2005.] Such stock options shall be subject to the terms of the stock option award agreements (attached hereto as Exhibits) and the terms of the applicable stock option plan maintained by the Company.

     (d) Restricted Stock. As of the Effective Date, the Company shall grant the Executive a restricted stock award for 50,000 shares of common stock of the Company, subject to the terms of the restricted stock award agreement (attached hereto as an Exhibit) and the terms of the applicable stock incentive plan maintained by the Company.

     (e) Expenses. The Executive shall be entitled to be reimbursed in accordance with Company policy for reasonable and necessary expenses incurred by the Executive in connection with the performance of the Executive's duties of employment hereunder; provided, however, the Executive shall, as a condition of such reimbursement, submit verification of the nature and amount of such expenses in accordance with the reasonable reimbursement policies from time to time adopted by the Company. Until June 12, 2002, or the date the Executive relocates his primary residence from the Baltimore, Maryland area, if earlier, the Company will reimburse the Executive for his reasonable travel expenses between the Baltimore area and the Company's headquarters, and the Executive's
reasonable   lodging  and  living   expenses  in  the  area  of  the   Company's
headquarters.

     (f) Vacation. The Executive shall be entitled to vacation in accordance with the terms of Company policy.


     (g) Benefits. In addition to the benefits payable to the Executive specifically described herein, the Executive shall be entitled to such benefits as generally may be made available to all other Executives of the Company from time to time; provided, however, that nothing contained herein shall require the establishment or continuation of any particular plan or program.

     (h) Withholding. All payments pursuant to this Agreement shall be reduced for any applicable state, local, or federal tax withholding obligations.

3.   Term, Termination and Termination Payments.
     -------------------------------------------

     (a) Term. The term of this Agreement shall begin as of the Effective Date. It shall continue through the fourth anniversary of the Effective Date (the "Term").

     (b) Termination. This Agreement and the employment of the Executive by the Company hereunder may only be terminated: (i) by expiration of the Term; (ii) by mutual agreement of the parties; (ii) by the Company without Cause; (iii) by the Executive for Good Reason; (iv) by the Company or the Executive due to the Disability of the Executive; (v) by the Company for Cause; or (vi) by the Executive for any reason in his sole discretion, upon at least sixty (60) days prior written notice to the Company. This Agreement shall also terminate immediately upon the death of the Executive. Notice of termination by any party shall be given prior to termination in writing and shall specify the basis for termination and the effective date of termination. Notice of termination for Cause by the Company or Good Reason by the Executive shall specify the basis for termination for Cause or Good Reason, as applicable. The Executive shall not be entitled to any payments or benefits after the effective date of the termination of this Agreement, except for base salary pursuant to Section 2(a) accrued up to the effective date of termination, any unpaid earned and accrued Bonus, if any, pursuant to Section 2(b), as provided under the terms of the stock option agreements and restricted stock agreements referred to in Section 2(c) and
Section 2(d),  respectively,  and expenses required to be reimbursed pursuant to
Section 2(e). The expiration of the Term shall not be deemed to result in termination without Cause by the Company or termination for Good Reason by the Executive.

     (c) Termination by the Company without Cause or by the Executive for Good Reason. In the event the employment of the Executive is terminated by the Company without Cause or by the Executive for Good Reason, the Company will continue to pay the Executive the sum of (i) his base salary pursuant to Section 2(a) hereof for a period of the shorter of twelve months following the date of termination or the then remaining Term, in either case on the same schedule as if the Executive had continued to perform services for such period and (ii) an amount equal to the Bonus actually paid to Executive during the prior year, paid in twelve monthly equal installments. In the event a termination occurs under this Section 3(c) prior to the calculation of the Executive's Bonus for 2001, then a deemed Bonus equal to $225,000 will be used strictly for the purpose of calculating the severance payment hereunder. As a condition to the payment of any severance pay hereunder, the Executive shall be required to execute and not revoke within the revocation period provided therein, the Release.

     (d) Survival. The covenants in Sections 4, 5, and 6 hereof shall survive the termination of this Agreement and shall not be extinguished thereby.

4.   Ownership and Protection of Proprietary Information.
     ----------------------------------------------------

     (a) Confidentiality. All Confidential Information and Trade Secrets and all physical embodiments thereof received or developed by the Executive while employed by the Company are confidential to and are and will remain the sole and exclusive property of the Company. Except to the extent necessary to perform the duties assigned by the Company hereunder, the Executive will hold such Confidential Information and Trade Secrets in trust and strictest confidence, and will not use, reproduce, distribute, disclose or otherwise disseminate the Confidential Information and Trade Secrets or any physical embodiments thereof and may in no event take any action causing or fail to take the action necessary in order to prevent, any Confidential Information and Trade Secrets disclosed to or developed by the Executive to lose its character or cease to qualify as Confidential Information or Trade Secrets.

     (b) Return of Company Property. Upon request by the Company, and in any event upon termination of this Agreement for any reason, as a prior condition to receiving any final compensation hereunder (including any payments pursuant to
Section 3 hereof),  the  Executive  will  promptly  deliver to the  Company  all property belonging to the Company, including, without limitation, all Confidential Information and Trade Secrets (and all embodiments thereof) then in the Executive's custody, control or possession.

     (c) Survival. The covenants of confidentiality set forth herein will apply on and after the date hereof to any Confidential Information and Trade Secrets disclosed by the Company or developed by the Executive prior to or after the date hereof. The covenants restricting the use of Confidential Information will continue and be maintained by the Executive for a period of two years following the termination of this Agreement. The covenants restricting the use of Trade Secrets will continue and be maintained by the Executive following termination of this Agreement for so long as permitted by the governing law.

5.   Non-Competition and Non-Solicitation Provisions.
     ------------------------------------------------

     (a) The Executive agrees that during the Applicable Period, the Executive will not (except on behalf of or with the prior written consent of the Company, which consent may be withheld in Company's sole discretion), within the Area either directly or indirectly, on his own behalf, or in the service of or on behalf of others, engage in or provide managerial services or management consulting services to, any Competing Business. The Executive acknowledges and agrees that the Business of the Company is conducted in the Area.

     (b) The Executive agrees that during the Applicable Period, he will not, either directly or indirectly, on his own behalf or in the service of or on behalf of others solicit, divert or appropriate, or attempt to solicit, divert or appropriate, to a Competing Business, any individual or entity which is an actual or, to his knowledge, actively sought prospective client or customer of the Company or any of its Affiliates (determined as of date of termination of employment) with whom he had material contact while he was an Executive of the Company.

     (c) The Executive agrees that during the Applicable Period, he will not, either directly or indirectly, on his own behalf or in the service of or on behalf of others, solicit, divert or hire, or attempt to solicit, divert or hire, or encourage to go to work for anyone other than the Company or its Affiliates, any person that is a management level or key employee of the Company or an Affiliate.

     (d) The Executive agrees that during the Applicable Period, he will not take any action that is adverse to the interests of the Company or any of its Affiliates or make any statement (written or oral) that could reasonably be perceived as disparaging to the Company or any person or entity that he reasonably should know is an Affiliate of the Company or any statement (written or oral) that is damaging to the commercial interests of the Company or any person or entity that he reasonably should know is an Affiliate of the Company.

     (e) In the event that this Section 5 is determined by a court which has jurisdiction to be unenforceable in part or in whole, it shall be deemed to be revised to the minimum extent necessary to be enforceable to the maximum extent permitted by law.

6.   Agreements with Former Employer or Business/Noninterference with Duties/No
     ---------------------------------------------------------------------------
     Litigation.
     -----------

     The Executive hereby represents, warrants, and covenants that he is not and shall not be, during the period of time which begins as of the Effective Date and extends through the Term, subject to any employment or consulting agreement or other document, with another employer or with any business as to which the Executive's employment by the Company and provision of services in the capacity contemplated herein would be a breach. The Executive hereby represents, warrants, and covenants that he is not and shall not be subject to any agreement which prohibits the Executive during the period of time which begins as of the Effective Date and extends through the Term from any of the following: (i)
providing services for the Company in the capacity contemplated by this Agreement; (ii) competing with, or in any way participating in a business which includes the Company's business; (iii) soliciting personnel of such former employer or other business to leave such former employer's employment or to leave such other business; or (iv) soliciting customers of such former employer or other business on behalf of another business. Further, the Executive is not aware of the existence of any circumstances that could materially interfere with his duties under this Agreement, and the Executive represents and warrants that there is no pending or threatened litigation against him unrelated to Executive's role as an officer at Integrated Health Services, Inc. and its subsidiaries.

7.   Remedies and Enforceability.
     ----------------------------

     The Executive agrees that the covenants, agreements, and representations contained in Sections 4, 5, and 6 hereof are of the essence of this Agreement; that each of such covenants are reasonable and necessary to protect and preserve the interests and properties of the Company; that irreparable loss and damage will be suffered by the Company should the Executive breach any of such covenants and agreements; that each of such covenants and agreements is separate, distinct and severable not only from the other of such covenants and agreements but also from the other and remaining provisions of this Agreement; that the unenforceability of any such covenant or agreement shall not affect the validity or enforceability of any other such covenant or agreements or any other provision or provisions of this Agreement; and that, in addition to other remedies available to it, including, without limitation, termination of the Executive's employment for cause, the Company shall be entitled to seek both temporary and permanent injunctions to prevent a breach or contemplated breach by the Executive of any of such covenants or agreements.

8.   Notice.
     -------

     All notices, requests, demands and other communications required hereunder shall be in writing and shall be deemed to have been duly given if delivered or if mailed, by United States certified or registered mail, prepaid to the party to which the same is directed at the following addresses (or at such other addresses as shall be given in writing by the parties to one another):

         If to the Company:                    Omega Healthcare Investors, Inc.
                                               900 Victors Way
                                               Suite 350
                                               Ann Arbor, MI  48108
                                               Attn:    Chairman

         If to the Executive:                  C. Taylor Pickett
                                               3509 Houcks Mill Road
                                               Monkton , MD 21111

Notices delivered in person shall be effective on the date of delivery. Notices delivered by mail as aforesaid shall be effective upon the third calendar day subsequent to the postmark date thereof.

9.   Miscellaneous.
     --------------

     (a) Assignment. The rights and obligations of the Company under this Agreement shall inure to the benefit of the Company's successors and assigns. This Agreement may be assigned by the Company to any legal successor to the Company's business or to an entity that purchases all or substantially all of the assets of the Company, but not otherwise without the prior written consent of the Executive. In the event the Company assigns this Agreement as permitted by this Agreement and the Executive remains employed by the assignee, the "Company" as defined herein will refer to the assignee and the Executive will not be deemed to have terminated his employment hereunder until the Executive terminates his employment with the assignee. The Executive may not assign this Agreement.

     (b) Waiver. The waiver of any breach of this Agreement by any party shall not be effective unless in writing, and no such waiver shall constitute the waiver of the same or another breach on a subsequent occasion.

     (c) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Michigan. The parties agree that any appropriate state or federal court located in Ann Arbor, Michigan shall have jurisdiction of any case or controversy arising under or in connection with this Agreement and shall be a proper forum in which to adjudicate such case or controversy. The parties consent to the jurisdiction of such courts. Notwithstanding the foregoing, if requested by the Company, in connection with any relocation of the Company's headquarters to another state, the Executive will enter into an amendment to this Agreement to make it governed by such state's laws and subject to the jurisdiction of the appropriate state or federal courts located in such state.

     (d) Entire Agreement. This Agreement embodies the entire agreement of the parties hereto relating to the subject matter hereof and supersedes all oral agreements, and to the extent inconsistent with the terms hereof, all other written agreements.

     (e) Amendment. This Agreement may not be modified, amended, supplemented or terminated except by a written instrument executed by the parties hereto.

     (f) Severability. Each of the covenants and agreements hereinabove contained shall be deemed separate, severable and independent covenants, and in the event that any covenant shall be declared invalid by any court of competent jurisdiction, such invalidity shall not in any manner affect or impair the validity or enforceability of any other part or provision of such covenant or of any other covenant contained herein.

     (g) Captions and Section Headings. Except as set forth in Section 10 hereof, captions and section headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

10.  Definitions
     -----------

     (a) "Affiliate" means any person, firm, corporation, partnership, association or entity that, directly or indirectly or through one or more intermediaries, controls, is controlled by or is under common control with the Company.

     (b) "Applicable Period" means the period commencing as of the date of this Agreement and ending twelve months after the termination of the Executive's employment with the Company or any of its Affiliates.

     (c) "Area" means Alabama, Arizona, Arkansas, California, Colorado, Florida, Georgia, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Massachusetts, Michigan, Missouri, Nevada, New Hampshire, North Carolina, Ohio, Oklahoma, Pennsylvania, Tennessee, Texas, Utah, Washington, and West Virginia, and such other states where the Company or its subsidiaries may materially do business during the Term.

     (d) "Business of the Company" means any business with the primary purpose of leasing assets to healthcare operators, or financing the ownership or operation of, senior housing, long-term care facilities, assisted living facilities, retirement housing facilities, or other healthcare related real estate, and ancillary financing businesses relating to any of the foregoing.

     (e) "Cause" the occurrence of any of the following events:

          (i) willful refusal by the Executive to follow a lawful direction of the Board of Directors of the Company, provided the direction is not materially inconsistent with the duties or responsibilities of the
     Executive's position as Chief Executive Officer of the Company, which refusal continues after the Board of Directors has again given the direction;

          (ii) willful misconduct or reckless disregard by the Executive of his duties or of the interest or property of the Company;

          (iii) intentional disclosure by the Executive to an unauthorized person of Confidential Information or Trade Secrets, which causes material harm to the Company;

          (iv) any act by the Executive of fraud, material misappropriation, significant dishonesty, or act involving moral turpitude;

          (v) commission by the Executive of a felony; or

          (vi) a material breach of this Agreement by the Executive, provided that the nature of such breach shall be set forth with reasonable particularity in a written notice to the Executive who shall have ten (10) days following delivery of such notice to cure such alleged breach, provided that such breach is, in the reasonable discretion of the Board of Directors, susceptible to a cure.

     (f) "Competing Business" means any person, firm, corporation, joint venture, or other business that is engaged in the Business of the Company.

     (g) "Confidential Information" means data and information relating to the Business of the Company or an Affiliate (which does not rise to the status of a Trade Secret) which is or has been disclosed to the Executive or of which the Executive became aware as a consequence of or through his relationship to the Company or an Affiliate and which has value to the Company or an Affiliate and is not generally known to its competitors. Confidential Information shall not include any data or information that has been voluntarily disclosed to the public by the Company or an Affiliate (except where such public disclosure has been made by the Executive without authorization) or that has been independently developed and disclosed by others, or that otherwise enters the public domain through lawful means without breach of any obligations of confidentiality owed to the Company or any of its Affiliates.

     (h) "Disability" means the inability of the Executive to perform the material duties of his position as Chief Executive Officer hereunder due to a physical, mental, or emotional impairment, for a ninety (90) consecutive day period or for aggregate of one hundred eighty (180) days during any three hundred sixty-five (365) day period.

     (i) "Good Reason" means the occurrence of all of the events listed in either (i) or (ii) below:

          (i) (A) the Company materially breaches this Agreement, including without limitation, a material diminution of the Executive's responsibilities as CEO as established in the sole discretion of the Board of Directors of the Company within the first 180 days of the Executive's employment hereunder, as reasonably modified by the Board of Directors from time to time thereafter, such that the Executive would no longer have responsibilities substantially equivalent to those of other CEO's at companies with similar revenues and market capitalization;

          (B) the Executive gives written notice to the Company of the facts and circumstances constituting the breach of the Agreement within ten (10) days following the occurrence of the breach;

          (C) the Company fails to remedy the breach within ten (10) days following the Executive's written notice of the breach; and

          (D) the Executive terminates his employment and this Agreement within ten (10) days following the Company's failure to remedy the breach.

          (ii) (A) the Company relocates the Executive's primary place of employment to a new location (other than a location in the Ann Arbor, Michigan area, or the Baltimore, Maryland area), that is more than fifty
     (50) miles from its current location, without the Executive's consent; and

          (B) the Executive provides the Company with written notice of intent to terminate employment for a reason specified by the Executive pursuant to
     Section 10(ii)(A) above at least thirty days prior to the effective date of termination of employment (such termination to occur only during the period of January 1 through January 31 of the year following the calendar year in which the relocation occurred); and the Executive does in fact terminate employment during the period of January 1 through January 31 of the year following the calendar year in which the relocation occurred.

     (j) "Release" means a comprehensive release, covenant not to sue, and non-disparagement agreement from the Executive in favor of the Company, its executives, officers, directors, Affiliates, and all related parties, in such form as the Company may provide to the Executive in its sole discretion.

     (k) "Term" has the meaning as set forth in Section 3(a) hereof.

     (l) "Trade Secrets" means information including, but not limited to, technical or nontechnical data, formulae, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans or lists of actual or potential customers or suppliers which (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.


                         [SIGNATURES ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the Company and the Executive have each executed and delivered this Agreement as of the date first shown above.

                                               COMPANY:

                                               OMEGA HEALTHCARE INVESTORS, INC.


                                               By:  /s/ Daniel Decker
                                                  ------------------------------
                                                   Daniel Decker, Chairman


                                               THE EXECUTIVE:

                                                    /s/ C. Taylor Pickett
                                                   -----------------------------
                                                   C. Taylor Pickett

                                    EXHIBIT A

Investment                                                 Ownership
----------                                                 ---------

Chance Murphy, Inc.                                          49.5%